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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Sections 13 or 15(d) of the

                         Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                           reported): October 3, 2000

                             RIVERWOOD HOLDING, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     1-11113               58-2205241
-------------------------------  ------------------------  ---------------------
(State or other jurisdiction of   Commission File Number     (I.R.S. Employer
 Incorporation or organization)                            Identification No.)

                            1105 North Market Street
                                   Suite 1300
                           Wilmington, Delaware 19801
                    (Address of principal executive offices)
                                   (Zip Code)

                     c/o Riverwood International Corporation
                                 (770) 644-3000
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

         On October 3, 2000, Riverwood International Corporation ("Company"), along with its joint venture partner, Cia Suzano de Papel e Celulose, completed the sale of the jointly-held subsidiary Igaras Papeis e Embalagens S.A. to Klabin Argentina S.A., a subsidiary of Industrias Klabin de Papei e Celulose S.A., for $510 million, including the assumption of $112 million of debt.

         In connection with this transaction, the Company entered into Amendment No. 5 dated September 12, 2000, effective October 3, 2000 (refer to exhibit 1), to the Credit Agreement dated March 20, 1996. Pursuant to the amendment, the Company applied $120 million and $25 million of the sale proceeds to its 2001 and 2002 term loan maturities, respectively; and applied the remaining portion of the proceeds ($48 million) to the Company's revolving credit facility. In addition, certain of the financial covenants included in the Credit Agreement were amended.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C)      EXHIBITS.

1 Amendment No. 5 dated September 12, 2000, to the Credit Agreement dated March 20, 1996 among Riverwood International Corporation, the foreign subsidiary borrowers party thereto, the lenders party thereto and The Chase Manhattan Bank, as administrative agent


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             RIVERWOOD HOLDING, INC.
                                             -----------------------------------
                                             (Registrant)


Date: October 10, 2000                       By:
                                                  /s/ Edward W. Stroetz Jr.
                                             -----------------------------------
                                                      Edward W. Stroetz Jr.
                                                      Secretary


Date: October 10, 2000                       By:
                                                  /s/ Daniel J. Blount
                                             -----------------------------------
                                                      Daniel J. Blount
                                                      Senior Vice President and
                                                      Chief Financial Officer